Exhibit 4.5

AGRIUM 401(k)

RETIREMENT SAVINGS PLAN

Effective May 1, 1993

Amended and Restated

as of January 1, 2014

AGRIUM 401(K) RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

ARTICLE 1 — INTRODUCTION		1

ARTICLE 2 — DEFINITIONS		2

2.1	Terms	2
2.2	Account	2
2.3	Accounting Date	2
2.4	Active Participant	2
2.5	Affiliated Company	2
2.6	Beneficiary	2
2.7	Board	3
2.8	Catch-up Account	3
2.9	Catch-up Contribution	3
2.10	Code	3
2.11	Committee	3
2.12	Company	3
2.13	Deferred Income Contributions	3
2.14	Earnings	3
2.15	Effective Date	4
2.16	Employee	4
2.17	Employer (or Participating Company)	4
2.18	Employer Basic Contribution	4
2.19	Employer DC Transition Credit Contribution	4
2.20	Employer Matching Contribution	4
2.21	Employer Securities	5
2.22	Employment	5
2.23	Employment Date	5
2.24	ERISA	5
2.25	Highly Compensated Employee	5
2.26	Hour of Service	6
2.27	Leased Employee	7
2.28	Limitation Year	7
2.29	Normal Retirement Date	7
2.30	One-Year Break in Service	7
2.31	Parent Corporation	8
2.32	Participant	8
2.33	Plan	8
2.34	Plan Year	8
2.35	Qualified Military Service	8
2.36	Reemployment Date	8
2.37	Rollover Account	9
2.38	Rollover Contribution	9
2.39	SERP DC Plan Earnings Limit	9
2.40	SERP Member	9
2.41	Successor Company	9
2.42	Termination Date	9
2.43	Terminology	9
2.44	Transferor Plan	9
2.45	Transferred Employee	10
2.46	Trust Agreement	10
2.47	Trust Fund or Fund	10
2.48	Trustee	10

i

ARTICLE 3 — PARTICIPATION		11

3.1	Initial Participants	11
3.2	Future Participants	11
3.3	Reemployment	11
3.4	Transfers	11

ARTICLE 4 — EMPLOYER CONTRIBUTIONS		13

4.1	Employer Matching Contributions	13
4.2	Form and Timing of Contributions	13
4.3	Limitation on Contributions	13
4.4	Employer Basic Contributions	13
4.5	Employer DC Transition Credit Contributions	14
4.6	Employer Contributions	14

ARTICLE 5 — PARTICIPANT CONTRIBUTIONS		15

5.1	Basic Deferred Income Contributions	15
5.2	Voluntary Deferred Income Contributions	15
5.3	Participant Transfer Contributions	16
5.4	Catch-up Contributions	16
5.5	Change in Percentage of Contributions	17
5.6	Suspension of Participant Contributions	17
5.7	Rollover Contributions	17
5.8	Default Compensation Reduction Elections and Automatic Step-Up	18

ARTICLE 6 — INVESTMENT OF CONTRIBUTIONS		20

6.1	Investment of Participant Contributions	20
6.2	Change in Current Investment Election	20
6.3	Conversion of Past Investment Elections	20
6.4	Investment of Employer Contributions	20

ARTICLE 7 — VALUATION OF PARTICIPANTS’ ACCOUNTS		21

7.1	Individual Accounts	21
7.2	Crediting of Participant Contributions	21
7.3	Value of the Participant Accounts	21
7.4	Crediting of Employer Contributions	22
7.5	Value of the Employer Account	22
7.6	Adjusted Net Worth	22
7.7	Allocation of Cash Dividends	22
7.8	Stock Splits, Warrants, or Options	22
7.9	Statements	22

ARTICLE 8 — VESTING		23

8.1	Vesting	23
8.2	Vesting Provisions Applicable to Transferred Accounts	23

ARTICLE 9 — DISTRIBUTION		27

9.1	Distribution Upon Termination of Employment	27
9.2	Form of Distribution	28
9.3	Deferral of Distribution	28
9.4	Distribution to Alternate Payee	28
9.5	Distribution Upon Transfer	29

9.6	Minimum Distribution Requirements	29
9.7	Eligible Rollover Distributions	33
9.8	Rollover by a Non-Spouse Designated Beneficiary	35
9.9	Direct Rollover to Roth IRA	35
9.10	Elective Deemed Military Severance	35
9.11	Qualified Reservist Distribution	36

ARTICLE 10 — WITHDRAWALS AND LOANS		37

10.1	Withdrawals and Loans - In General	37
10.2	Withdrawal of Employee Transfer Contributions	37
10.3	Hardship Withdrawals	37
10.4	Value and Payment of Withdrawals	39
10.5	Loans	39
10.6	In-Service Withdrawals	39

ARTICLE 11 — OPERATION OF THE PLAN		40

11.1	Administrator	40
11.2	Named Fiduciary	40
11.3	Actions of Fiduciaries	40
11.4	Procedures for Plan Operation	40
11.5	Funding Policy	40
11.6	Assets in Trust	40
11.7	Expenses	41

ARTICLE 12 — PLAN ADMINISTRATION		42

12.1	Administrator	42
12.2	Appointment of Committee	42
12.3	Information from Participants	42
12.4	Authority to Act	42
12.5	Liability for Acts	42
12.6	Compensation and Expenses	43
12.7	Indemnity	43
12.8	Denied Claims	43
12.9	Reliance on Reports and Certificates	44

ARTICLE 13 — THE TRUST		45

13.1	Trust Agreement	45
13.2	Trust Funds	45

ARTICLE 14 — AMENDMENT OF THE PLAN		46

14.1	Right to Amend	46
14.2	Restrictions on Amendment	46

ARTICLE 15 — TERMINATION OF THE PLAN		47

15.1	Events Constituting Termination	47
15.2	Manner of Distribution	47
15.3	Residual Amounts	47
15.4	Liquidation of Trust Fund	47
15.5	Internal Revenue Service Approval for Distribution	47

ARTICLE 16 — MISCELLANEOUS PROVISIONS		48

16.1	No Assignment of Benefit	48
16.2	No Implied Rights to Employment	48

16.3	Plan Assets, Merger, or Transfer	48
16.4	Remittance of Contributions	48
16.5	Limitation on Annual Additions	48
16.6	Non-Reversion	50
16.7	Voting Rights	50
16.8	Incapacity	50
16.9	Effectuation of Interest	50
16.10	Headings	50
16.11	Copy of Plan	51
16.12	Governing Law	51

ARTICLE 17 — TOP-HEAVY PROVISIONS		52

17.1	Applicability of Section	52
17.2	Definitions	52
17.3	Vesting Schedule	55
17.4	Minimum Contribution	55

APPENDIX A PARTICIPATING COMPANIES		57

APPENDIX B GRANDFATHERED PROVISIONS PERTAINING TO MERGED PLANS		58

ARTICLE 1 – INTRODUCTION

The Cominco Fertilizers (U.S.) Inc. Supplemental Retirement Savings Plan was established effective on May 1, 1993, and was a spinoff of the Cominco American Incorporated Supplemental Retirement Savings Plan. Effective as of January 1, 1997, the name of the Plan was changed to the Agrium 401(k) Retirement Savings Plan. The purpose of this Plan is to encourage employee savings and to motivate employees to add to the profitability of the Company. The benefits of the Plan are designed to supplement other Company benefits. The Plan is hereby amended and restated in its entirety as of January 1, 2014.

Effective December 1, 2008, all assets and liabilities of the Homestead 401(k) Savings Plan for Hourly Employees and its associated trust were transferred to this Plan and the Homestead 401(k) Savings Plan for Hourly Employees was merged with and into this Plan.

It is the intention of the Company that the Plan, and the Trust established to provide benefits for Participants in the Plan, be a profit-sharing Plan and that they shall meet the requirements of the Employee Retirement Income Security Act of 1974 (ERISA) and shall be qualified and exempt under Sections 401(a), 401(k) and 501(a) of the Code of 1986, as amended from time to time.

ARTICLE 2 – DEFINITIONS

2.1	Unless otherwise clearly indicated by the context, the terms used in this Plan shall have the meanings set forth in the remaining paragraphs of this Article 2.

2.2	Account

Account shall mean the Deferred Income Contribution Account, Employer Basic Contribution Account, Employer DC Transition Credit Account, Employee Transfer Account, Loan Account, Employer Matching Contribution Account, Rollover Account and Catch-up Account, collectively or singly as the context requires.

2.3	Accounting Date

Accounting Date shall be each day of the Plan Year.

2.4	Active Participant

Active Participant shall mean a Participant who satisfied and continues to satisfy the requirements set forth in Paragraph 3.1 or 3.2 and is making Basic Deferred Income Contributions pursuant to Paragraph 5.1.

Effective for Plan Years beginning on and after January 1, 2004, Active Participant shall mean a Participant who satisfied and continues to satisfy the requirements set forth in Paragraph 3.1 or 3.2 and is making Voluntary Deferred Income Contributions pursuant to Paragraph 5.2.

2.5	Affiliated Company

Affiliated Company shall mean each business entity (other than an Employer), whether or not incorporated and whether or not such entity has adopted the Plan which at the time of reference is (1) a member of a “controlled group of corporations” or a group under “common control” with an Employer, or (2) a member of an “affiliated service group” which includes an Employer, all as determined under Code Sections 414(b), (c), (m) or (o), or, solely for purposes of Paragraph 16.5, the rules set forth in Code Section 415(h).

2.6	Beneficiary

Beneficiary shall mean any person, trust, estate, or entity designated by a Participant to receive benefits payable in the event of the death of the Participant, in accordance with the provisions of the Plan. If the primary Beneficiary is not the spouse of a married Participant, then the spouse must consent (in writing and either notarized or witnessed by a Plan representative) to the selection. If the Participant is not married and no Beneficiary is designated under this Plan, the Beneficiary designation shall be deemed to be the same as Beneficiary designated by the Participant under the Company’s group life insurance policy. If no such designation is in effect under this Plan or the life insurance Plan at the time of the death of the Participant, the Beneficiary shall be the spouse of the Participant or if the Participant does not have a living spouse, then the estate of the Participant. The Participant may change the designation of his Beneficiary under this Plan at any time by filing a new designation, subject to the requirement of spousal consent.

2.7	Board

Board shall mean the Board of Directors of the Company, except that any action which may be taken by the Board may also be taken by a duly authorized committee of the Board or by such other person or group as may be designated by the Board (to the extent of such designation).

2.8	Catch-up Account

Catch-up Account shall mean the account established for a Participant in accordance with Paragraph 7.1 that reflects his share of a Fund attributable to his Catch-up Contributions, as adjusted from time to time pursuant to Paragraph 7.3.

2.9	Catch-up Contribution

Catch-up Contribution shall mean a contribution made to this Plan in accordance with Paragraph 5.5.

2.10	Code

Code shall mean the Code of 1986, as amended from time to time.

2.11	Committee

Committee means the Pension Committee established by the Company pursuant to the provisions of Paragraph 12.2 of the Plan.

2.12	Company

Company shall mean Agrium U.S. Inc. and any Successor Company.

2.13	Deferred Income Contributions

Deferred Income Contributions shall mean the sum of the Participant’s Basic Deferred Income Contribution and the Participant’s Voluntary Deferred Income Contribution as described in Paragraphs 5.1 and 5.2.

2.14	Earnings

Earnings shall mean gross pay as determined under the Company’s payroll policy. Earnings shall specifically include Deferred Income Contributions, Catch-up Contributions, Employee-elective contributions that are excludable from income under Code Section 125, and elective amounts that are not includable in gross income by reason of Section 132(f)(4) of the Code, but will exclude any relocation allowance, sale of vacation, severance pay, and bonus and/or incentive pay. Earnings for suspended Participants (pursuant to Paragraph 3.4(c)) shall consist only of Earnings earned while the Participant was an Active Participant.

An Employee’s Earnings for Plan purposes shall not exceed $260,000 annually, or such higher amount as may be permitted by law for cost-of-living indexation, in accordance with Code Section 401(a)(17) and regulations thereunder.

Earnings shall also include the special allowance for employees at Alaska locations as well as Earnings as described in this Plan.

Effective for Plan Years beginning on and after January 1, 1998, for purposes of this Paragraph 2.14, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process under the health Plan.

2.15	Effective Date

Effective Date shall mean May 1, 1993, unless another date shall be designated as the Effective Date by an Affiliated Company at the time it becomes a Participating Company. This amendment and restatement is effective January 1, 2014.

2.16	Employee

Employee shall mean any person who is a common-law employee or a Leased Employee of an Employer or Affiliated Employer.

2.17	Employer (or Participating Company)

Employer (or Participating Company) shall mean the Company and any Affiliated Company designated by the Board as a Participating Company under the Plan, as long as such designation has become effective and continues to be in effect. The terms “Employer” and “Participating Company” shall be used interchangeably throughout the Plan. Any Affiliated Company that is not an Employer shall be referred to as a Non-Participating Company throughout the Plan. The designation as a Participating Company shall become effective only upon the acceptance of such designation and the formal adoption of the Plan by the Participating Company. A Participating Company may revoke its acceptance of such designation at any time, but until it makes such revocation, all of the provisions of the Plan and amendments thereto shall apply to the Employees (and their Beneficiaries) of the Participating Company.

2.18	Employer Basic Contribution

Employer Basic Contribution shall mean the regular annual contribution of each Employer, made to Participants who are eligible for any such contribution during the Plan Year, in accordance with the provisions of Paragraph 4.4.

2.19	Employer DC Transition Credit Contribution

Employer DC Transition Credit Contribution shall mean the annual contribution of each Employer, made to Participants who are eligible for any such contribution during the Plan Year, in accordance with the provisions of Paragraph 4.5.

2.20	Employer Matching Contribution

Employer Matching Contribution shall mean the regular annual contribution of each Employer, made to Participants who are eligible for any Employer Matching Contribution during the Plan Year.

The Employer Matching Contribution of each Employer will equal fifty percent (50%) of the Voluntary Deferred Income Contributions made by the Participants who are eligible for an Employer Matching Contribution for the Plan Year, up to a maximum match of 2.5% of the Participant’s Earnings for the Plan Year.

Effective for Plan Years beginning on and after January 1, 2004, the Employer Matching Contribution of each Employer will equal fifty percent (50%) of the Voluntary Deferred Income Contributions made by the Participants who are eligible for an Employer Matching Contribution for the Plan Year, up to a maximum match of 3.0% of the Participant’s Earnings for the Plan Year.

2.21	Employer Securities

Employer Securities shall mean those securities of the Company, an Affiliated Company, or a trade or business related to the Company that qualify as employer securities within the meaning of ERISA Section 407(d)(1).

2.22	Employment

Employment shall mean the period or periods during which an individual is an Employee.

2.23	Employment Date

Employment Date shall mean the date the Employee first performs an Hour of Service.

2.24	ERISA

ERISA shall mean the Employee Retirement Income Security Act of 1974 as amended and any regulations issued pursuant thereto.

2.25	Highly Compensated Employee

Highly Compensated Employee shall mean an Employee who performs service during the Determination Year and is described in one or more of the following groups in accordance with IRS regulations:

(a)	An Employee who is a five percent (5%) owner as defined in Section 416(i)(1)(B)(i) of the Code, at any time during the Determination Year or the Look-back Year.

(b)	An Employee who received 414(q) Compensation in excess of $115,000 during the Look-back Year and was in the Top-paid Group during the Look-back Year. The $115,000 limitation will be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code.

A former Employee shall be treated as a Highly Compensated Employee if such former Employee had a separation year prior to the Determination Year and (i) was a Highly Compensated Employee when he separated from service or (ii) was a Highly Compensated Employee at any time after attaining age 55.

A “separation year” is the Determination Year in which the Employee separates from service. Notwithstanding anything to the contrary in this Plan, Sections 414(b), (c), (m), (n) and (o) of the Code are applied prior to determining whether an Employee is a Highly Compensated Employee.

For purposes of this Paragraph 2.25,

“414(q) Compensation” means compensation as defined in Section 414(q)(4) of the Code and the regulations thereunder.

“Determination Year” means the Plan Year for which the determination of who is a Highly Compensated Employee is being made.

“Look-back Year” means the twelve (12) month period preceding the Determination Year.

“Top-paid Group” means the top twenty percent (20%) of Employees when rated on the basis of 414(q) Compensation paid during the year. The number of Employees in the group will be determined in accordance with Section 414(q)(5) of the Code.

2.26	Hour of Service

Hour of Service shall mean:

(a)	Each hour for which a person is directly or indirectly paid, or entitled to payment, by an Employer or Affiliated Company for the performance of duties. These hours shall be credited to the Employee during the appropriate Computation Period in which the duties are performed;

(b)	Each hour for which a person is directly or indirectly paid, or entitled to payment, by an Employer or Affiliated Company for reasons other than for the performance of duties (such as vacation, holiday, illness, incapacity including disability, jury duty, military duty, authorized leave of absence or layoff). These hours shall be credited to the Employee during the Computation Period in which the nonperformance of duties occurs, but the total credit for any single continuous period during which the Employee performs no duties (whether or not in a single Computation Period) shall not exceed 501 hours. The computation of non-work hours described in this subparagraph will be computed in accordance with the provisions of the Department of Labor Regulation Section 2530.200b-2;

(c)	Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer. These hours will be credited to the Employee for the Plan Year to which the award or agreement pertains;

(d)	Each hour for which the Employee is not paid or entitled to payment but during which the Employee is absent for a period of military service for which reemployment rights are protected by law, but only if the Employee returns to employment within the time required by law; and

(e)	Each hour for which the Employee is not paid or entitled to payment but during which the Employee is absent by reason of a leave of absence granted by an Employer or Affiliated Employer (including leave granted pursuant to the Family and Medical Leave Act of 1993). These hours shall be credited to the Employee during the Computation Period in which the nonperformance of duties occurs, but the total credit for any single continuous period during which the Employee performs no duties (whether or not in a single Computation Period) of such hours shall not exceed 501 hours. The computation of non-work hours described in this subparagraph will be computed in accordance with the provisions of Department of Labor Regulation Section 2530.200b-2.

2.27	Leased Employee

Leased Employee shall mean any person who is not employed by the Employer but has performed services for the Employer on a substantially full-time basis for at least one year, under the Employer’s primary direction or control and pursuant to an agreement between the employer and a leasing organization. Leased employees are treated as Employees to the extent required under Code Section 414(n), but will not be eligible to participate in this Plan. If a leased employee becomes an Employee, the Plan will give him credit for eligibility and vesting service for the period when he worked as a leased employee as if he had been an Employee during that period. However, the Plan will not give such credit if (a) the leased employee was covered by a money purchase Plan sponsored by the leasing organization, with 10 percent contributions and immediate participation and vesting, and (b) leased employees constitute no more than 20 percent of the Employer’s nonhighly compensated employees.

2.28	Limitation Year

Limitation Year shall mean the twelve (12) month period ending on each December 31.

2.29	Normal Retirement Date

Normal Retirement Date shall mean the Participant’s 65th birthday.

2.30	One-Year Break in Service

One-Year Break in Service means a Plan Year computation period in which an Employee is credited with 500 Hours of Service or less.

In the case of an Employee who is absent from work for any period by reason of:

(a)	The pregnancy of the Employee,

(b)	The birth of a child of the Employee,

(c)	The placement of a child with the Employee in connection with the adoption of such child by the Employee, or

(d)	The care of a child for a period beginning immediately following such birth or placement.

The Plan shall include, solely for purposes of determining whether the Employee has incurred a One-Year Break in Service, the Hours of Service which would normally have been credited to the Employee but for such absence, or in any case in which the Committee is unable to determine the Hours of Service which would normally have been credited to the Employee, eight (8) Hours of Service per day of absence, provided, however, that the total number of hours treated in this manner as Hours of Service shall not exceed 501 Hours of Service. The hours described in the preceding sentence shall be credited in the Plan Year in which the absence from work begins, only if it would prevent the Employee from incurring a One-Year Break in Service in such year. Otherwise, such Hours of Service shall be credited to the Employee in the immediately following Plan Year.

In the case of an Employee who is absent from work for any period because of a leave granted pursuant to the Family and Medical Leave Act of 1993, the Plan shall include, to the extent not otherwise credited to the Employee under the terms hereof and solely for purposes of determining whether the Employee has incurred a One-Year Break in Service, the Hours of Service which would normally have been credited to the Employee but for such absence.

2.31	Parent Corporation

Parent Corporation shall mean Agrium U.S. Inc., or any Successor Company.

2.32	Participant

Participant shall mean any employee who becomes a Participant in the Plan in accordance with Article 3.

2.33	Plan

Plan shall mean the Agrium 401(k) Retirement Savings Plan as set forth in this document, as amended from time to time.

2.34	Plan Year

Plan Year shall mean the calendar year, except that the first Plan year began May 1, 1993 and ended December 31, 1993.

2.35	Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, with respect to Employees who are rehired by the Company or Affiliated Company on or after December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. In the case of a death or disability occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefit (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then immediately terminated employment on account of death. For purposes of contributions under Article 4 and Article 5 as well as for purposes of Paragraph 16.5 and as otherwise required by law, (i) an individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, shall be treated as an employee of the Employer making the payment, (ii) the differential wage payment shall be treated as compensation or Earnings, as applicable, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code by reason of any contribution or benefit which is based on the differential wage payment.

2.36	Reemployment Date

Reemployment Date shall mean the first day following a Termination Date that the Employee performs an Hour of Service.

2.37	Rollover Account

Rollover Account shall mean the account established for a Participant in accordance with Paragraph 7.1 that reflects his share of a Fund attributable to his Rollover Contributions, as adjusted from time to time pursuant to Paragraph 7.3.

2.38	Rollover Contribution

Rollover Contribution shall mean a contribution made to this Plan of an eligible rollover distribution pursuant to Section 402(c)(4) of the Code from a qualified plan described in Section 401(a) of the Code, an annuity plan described in Section 403(a) or 403(b) of the Code, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or an eligible governmental plan described in Section 457(b) of the Code and in accordance with Paragraph 5.7.

2.39	SERP DC Plan Earnings Limit

SERP DC Plan Earnings Limit shall mean in respect of a particular calendar year the money purchase limit pursuant to the Income Tax Act (Canada) and the regulations thereunder (both as amended from time to time) in respect of that calendar year, divided by 0.15. This term is the same as the DC Plan Earnings Limit under the Agrium 2006 U.S. Supplemental Executive Retirement Plan.

2.40	SERP Member

SERP Member shall mean a Participant who has satisfied the eligibility conditions for participation in the Agrium 2006 U.S. Supplemental Executive Retirement Plan.

2.41	Successor Company

Successor Company shall mean any company which upon the dissolution, merger, consolidation, or other reorganization or discontinuance of the Company shall continue the Plan.

2.42	Termination Date

Termination Date means the date on which the Participant ceases to be an Employee.

2.43	Terminology

In this Plan document, unless the context clearly indicates otherwise, the singular shall include the plural and the masculine gender shall include the feminine.

2.44	Transferor Plan

Transferor Plan shall mean a Section 401(k) Plan of the Company or of an Affiliated Company that is incorporated in the United States which, on behalf of an Employee who has transferred his employment to the Company from an Affiliated Company, or who has had a change of status such that the Employee becomes eligible for the Plan, has authorized the trustee of the Transferor Plan to directly transfer assets to the Fund.

2.45	Transferred Employee

Transferred Employee shall mean an employee of Cominco American Incorporated or a related company who was hired by the Company or an Affiliated Company on May 1, 1993 in connection with that certain agreement entered into on April 21, 1993, between the Company and Cominco American Incorporated whereby Cominco American Incorporated sold certain assets to the Company.

2.46	Trust Agreement

Trust Agreement shall mean the agreement entered into between the Company and the Trustee, as amended from time to time, to carry out the purposes of the Plan.

2.47	Trust Fund or Fund

Trust Fund or Fund shall mean the cash and other investments held and administered by the Trustee in accordance with the provisions of the Trust Agreement and the Plan.

2.48	Trustee

Trustee shall mean the bank, investment company, or insurance carrier appointed and acting in accordance with Article 13.

ARTICLE 3 – PARTICIPATION

3.1	Initial Participants

Each Employee who was a Participant in the Agrium 401(k) Retirement Savings Plan as of December 31, 1996 shall be an Initial Participant in this Plan.

3.2	Future Participants

Each other Employee shall become a Participant in the Plan on the January 1 coinciding with or next following his hire date provided that:

(a)	He is employed by a Participating Company;

(b)	He is not a member of a collective bargaining unit which is governed by the terms of an applicable collective bargaining agreement that does not provide for their participation in the Plan;

(c)	He is a regular Employee;

(d)	He is not a leased employee (within the meaning of Code Section 414(n)); and

(e)	He is not an independent contractor who is reclassified as an employee as a result of a judicial or administrative proceeding.

Effective January 1, 1998, each Employee who is a full-time regular employee and is regularly scheduled to work at least 1,000 hours in a 12 consecutive month period shall become a Participant as soon as practicable upon hire or status change.

All other Employees who are not otherwise ineligible under this Paragraph 3.2, shall become Participants as of the first day of the calendar quarter that coincides with or follows an Eligibility Computation Period in which they are credited with at least 1,000 Hours of Service. The term “Eligibility Computation Period” shall mean the Plan Year except that in the first year following an Employee’s date of hire, the Eligibility Computation Period shall be the 12-month period that begins on the date of hire.

3.3	Reemployment

Any former Employee who is subsequently reemployed in an employment status in which he is eligible to become a Participant in this Plan in accordance with Paragraph 3.2, shall be entitled to commence participation as soon as practicable following reemployment or, if later, upon the date the Employee meets the requirements of Paragraph 3.2.

If the Participant was eligible for any Plan distributions under Article 9, his future distributions, if any, shall be suspended beginning with his Reemployment Date.

3.4	Transfers

(a)	An Employee of the Company, an Affiliated Company, or the Parent Corporation who, as a result of his transfer, meets the requirements for participation under Paragraph 3.2 shall become a Participant on the first day of the month following his transfer or, if later, upon the date the Employee meets the requirements of Paragraph 3.2.

(b)	Effective as of January 1, 2007 an Employee of the Company, an Affiliated Company, or the Parent Corporation who, as a result of a change in status or transfer, meets the requirements for participation under Paragraph 3.2 shall become a Participant on the first day of the month following such change in status or transfer or, if later, upon the date the Employee meets the requirements of Paragraph 3.2.

(c)	Each Employee who becomes a Participant and subsequently is transferred so that he does not meet all of the eligibility requirements of Paragraph 3.2, shall be deemed to have become a suspended Participant under the Plan, but shall not be deemed to have a Termination Date as long as he continues to be in the employment of the Company or an Affiliated Company. An Employee who is transferred to the Parent Corporation shall be deemed to have a suspension date on the last day of the calendar year in which transfer occurs (or his date of termination from the Parent Corporation, if earlier). The suspended Participant’s eligibility for distribution shall be made pursuant to Article 9. If a suspended Participant is transferred back to an employment status in which he is eligible to become a Participant of this Plan, he shall be eligible to recommence active participation in accordance with Paragraph 3.4(a).

(d)	An employee of Cominco American Incorporated who is transferred to the Company who, as a result of his transfer, meets the requirements for participation under Paragraph 3.2 shall become a Participant Immediately on his date of transfer. (Reference Paragraph 9.5.) For purposes of Paragraph 3.2, such employee’s hire date shall mean his hire date with Cominco American Incorporated.

(e)	A Participant in the Homestead 401(k) Savings Plan for Hourly Employees, whose account balance is transferred to this Plan, in connection with the merger of the Homestead 401(k) Savings Plan for Hourly Employees into this Plan, shall become a Plan Participant with respect to such Participant’s Account.

ARTICLE 4 – EMPLOYER CONTRIBUTIONS

4.1	Employer Matching Contributions

Each Employer, with respect to each of its Participants who is actively employed, shall contribute to the Trust its Employer Matching Contribution. If, prior to the end of any pay period, a Participant terminates his employment for any reason, an Employer shall contribute to the Trust its Employer Matching Contribution on behalf of the Participant for the pay period in which termination of employment occurs. A suspended Participant described in Paragraph 3.4(c) who was suspended during a pay period shall be entitled to have an Employer Matching Contribution made on his or her behalf for the pay period during which the suspension occurred.

Effective for Plan Years beginning on or after January 1, 2004, notwithstanding anything in the Plan or any amendments to the Plan to the contrary, each employer shall make an Employer Matching Contribution on behalf of each Participant, however only elective deferrals that do not exceed the limits imposed by Sections 401(a)(30) and 402(g) of the Code and the employer-provided limit set forth in the Plan shall be matched.

Effective for Plan Years beginning on and after January 1, 2004, for each pay period, each Employer shall make an Employer Matching Contribution on behalf of each Participant who makes a Voluntary Deferred Income Contribution for such pay period. The Plan Administrator shall allocate the Employer Matching Contribution to each Participant who made a Voluntary Deferred Income Contribution for the pay period. The allocation date shall be the last day of the pay period. The allocation shall be equal to 50% of the Participant’s Voluntary Deferred Income Contributions for the pay period that do not exceed 6% of the Participant’s Earnings for such pay period. The maximum Employer Matching Contribution for the Plan Year will be 3% of the Participant’s Earnings for the Plan Year. Effective for Plan Years beginning on and after January 1, 2008, the Earnings used to determine the Employer Matching Contribution for a Participant who is a SERP Member shall be limited in any Plan Year to an amount equal to the SERP DC Plan Earnings Limit.

4.2	Form and Timing of Contributions

Employer Contributions will be transferred to the Trustee in the form of cash. The transfer of assets will be made as soon as practicable following each pay period.

4.3	Limitation on Contributions

An Active Participant’s Employer Matching Contributions, Employer Basic Contributions and Employer DC Transition Credit Contributions may be limited under Paragraph 16.5.

4.4	Employer Basic Contributions

Effective for Plan Years beginning on and after January 1, 2008, for each pay period beginning on and after December 31, 2007, each Employer, with respect to each of its Participants who is employed, shall make an Employer Basic Contribution for each such Participant who is employed by that Employer during such pay period. The allocation date shall be the last day of the pay period. The allocation shall be equal to 6% of such Participant’s Earnings for the pay period. The Earnings used to determine the Employer Basic Contribution for a Participant who is a SERP Member shall be limited in any Plan Year to an amount equal to the SERP DC Plan Earnings

Limit. All Employer Basic Contributions made under this Paragraph 4.4 are intended to satisfy the design-based safe harbor provisions of Code Section 401(k)(12). All Employer Basic Contributions under this Paragraph 4.4 shall be fully and immediately vested under Paragraph 8.1 and shall be subject to the restrictions on distribution in Code Section 401(k)(12).

4.5	Employer DC Transition Credit Contributions

Effective for Plan Years beginning on and after January 1, 2008, for each pay period beginning on and after December 31, 2007, each Employer, with respect to each of its Participants eligible for a contribution, shall make an Employer DC Transition Credit Contribution for each Participant who is eligible for such contribution. A Participant who is actively employed and who is not a SERP Member during such pay period is eligible to receive an Employer DC Transition Credit Contribution under this Paragraph 4.5 only if he was an active Participant in the Agrium U.S. Inc. Retirement Plan (referred to herein as the “DB Plan”) as of December 31, 2007, and the sum of his age and years of benefit service under the DB Plan as of December 31, 2007 (referred to herein as “DB Points”) was at least 50. The allocation date shall be the last day of the pay period. The allocation shall be equal to a fixed percent of such Participant’s Earnings for the pay period, in accordance with the following schedule based on the Participant’s DB Points as of December 31, 2007:

DB Points at 12/31/2007	DC Transition Credit As Percent of Earnings
50 – 54	1%
55 – 59	2%
60 – 64	3%
65 – 69	4%
70 – 74	5%
75 – 79	6%
80 – 84	7%
85 – 89	8%
90 or more	9%

4.6	Employer Contributions

Employer Contributions under this Article 4 shall mean Employer Basic Contribution, Employer DC Transition Credit Contribution, and Employer Matching Contribution, collectively or singly as the context requires.

ARTICLE 5 – PARTICIPANT CONTRIBUTIONS

5.1	Basic Deferred Income Contributions

Effective for Plan Years beginning on and after January 1, 2004, Basic Deferred Income Contributions will no longer be required or permitted.

5.2	Voluntary Deferred Income Contributions

(a)	Each Participant shall be entitled to defer an amount equal to between 1% and 75% of the Participant’s Earnings, in one percent increments, by electing to have the Employer contribute an amount equaling the deferral to his Deferred Income Contribution Account under the Plan instead of paying the deferred amount to the Participant in cash. Effective for pay periods beginning December 31, 2007, the Voluntary Deferred Income Contribution for each Participant will be determined in accordance with Paragraph 5.8. All deferrals under this Paragraph 5.2 shall constitute Employer contributions to the Plan and shall be considered the Participant’s Voluntary Deferred Income Contribution. Such Voluntary Deferred Income Contributions shall qualify as elective contributions under Code Section 401(k) and regulations thereunder.

(b)	A Participant’s Deferred Income Contributions during his taxable year (which is presumed to be the calendar year) shall not exceed the amount permitted under Code Section 402(g) for any taxable year (“Elective Deferral Limit”). The Elective Deferral Limit shall be reduced by the amount of “elective deferrals” (as defined in Code Section 402(g)(3)) made by a Participant during his taxable year under any plans or agreements maintained by a Company or Affiliated Company other than this Plan and, in the sole discretion of the Committee, any plans or agreements maintained by any other employer, if reported to the Committee at such time and in such manner as the Committee shall prescribe.

(c)	If, on or before March 1 of any year, a Participant notifies the Committee, in writing, that all or a portion of the Deferred Income Contributions made on his behalf in the preceding taxable year is in excess of the Elective Deferral Limit for that year, the Committee shall make a reasonable effort to distribute the Deferred Income Contributions that exceed the limit by no later than the April 15 following such notification. If a Participant exceeds the Elective Deferral Limit in any taxable year, taking into account only Deferred Income Contributions and “elective deferrals” made to any other plans or agreements of an Employer or Affiliated Company in that year, the Participant shall be deemed to have notified the Committee and the Deferred Income Contributions that exceed the limit shall be distributed to the Participant by the following April 15.

(d)

Any Deferred Income Contributions that are distributed to a Participant pursuant to this Paragraph 5.2 shall be adjusted for any income (gains or losses) attributable to such excess amount for the Plan Year in which the excess Deferred Income Contributions were made and for the period between the end of such Plan Year and the date of the distribution. Income for the Plan Year in which such Deferred Income Contributions were made to the Plan shall be determined under the alternative method set forth in Treas. Reg. Section 1.402(g)-1(e)(5)(iii) and income for the period between the end of such Plan Year and the date of distribution shall be determined in accordance with the safe harbor method set forth in Treas. Reg. Section 1.402(g)-1(e)(5)(iv). Any amount distributed under this Paragraph 5.2 shall be included in the Participant’s Actual Deferral Percentage unless such Participant is a Nonhighly Compensated Employee and such excess arose solely because of excess Deferred Income Contributions made to this Plan and any other Plans of a Company or Affiliated Company. With respect to Deferred Income Contributions that are excess deferrals (as defined in Code Section 402(g)) made in Plan Years after 2007, “gap period” (the period between the end of the Plan Year and the date of distribution) income will not be distributed.

(e)	Any Employer Matching Contributions attributable to Deferred Income Contributions that exceed the Elective Deferral Limit (adjusted for any income (gains or losses) determined as described in subparagraph (d) above) shall be immediately forfeited and shall be used to reduce future Employer Matching Contributions under Paragraph 4.1.

(f)	Any distribution of Deferred Income Contributions that exceed the Elective Deferral Limit (adjusted for any allocable income (gains or losses)) shall be made (pro rata if applicable) from the investment funds in which such excess contributions were invested.

(g)	For Plan Years beginning on or after January 1, 2004, Participants who have attained at least age 50 by the last day of the Plan Year may make Catch-up Contributions without regard to any employer-provided limit on Deferred Income Contributions set forth in the Plan.

5.3	Participant Transfer Contributions

(a)	The Plan shall accepted, on behalf of Transferred Employees, the transfer of Transferred Employees’ account balances from the Cominco American Incorporated Supplemental Retirement Savings Plan.

(b)	The Plan may accept, on behalf of an Employee who has a change in status or who transfers his employment to the Company from an Affiliated Company after May 1, 1993 and satisfies the eligibility provisions of Paragraph 3.2, a direct transfer of assets from a Transferor Plan representing an Employee salary reduction account, a Participant contribution account and an employer contribution account that is fully vested. Except as approved by the Committee, the Plan will not accept assets from a Transferor Plan which represent assets from an employer contribution account that is not fully vested. The Plan will not accept any amounts representing “qualified voluntary employee contributions” within the meaning of Code Section 219(e) that are not fully vested. The transferred amounts shall be placed in the equivalent Accounts in this Plan or into separate record keeping accounts as determined by the Committee. All direct transfers made under this subparagraph 5.3(b) shall be made in kind to the extent feasible. All transfers under this subparagraph 5.3(b) are subject to the approval of the Committee.

5.4	Catch-up Contributions

Each Participant who is eligible to make Voluntary Deferred Income Contributions under this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

5.5	Change in Percentage of Contributions

The percentage of Earnings designated by the Participant as his Voluntary Deferred Income Contribution rate will continue in effect (unless restricted by Paragraphs 5.2 or 5.8) until he elects to change such percentage.

Prior to the beginning of each calendar quarter a Participant may change his percentage of Voluntary Deferred Income Contributions. Any such change will become effective the first pay period in the calendar quarter following such election. The Committee will determine the timing necessary. At the Committee’s discretion, Participants may be allowed to change their percentage of Voluntary Deferred Income Contributions more frequently than stated above. Any such procedure will be applied uniformly to all Participants. Effective April 1, 1997, a Participant may change his percentage of Voluntary Deferred Income Contributions on a daily basis.

5.6	Suspension of Participant Contributions

A Participant may elect to suspend his contributions under Paragraph 5.2 at any time. A Participant will not be permitted to make up suspended contributions. A Participant may elect to once again make Voluntary Deferred Income Contributions at any time. The Committee will establish procedures for the timing of elections made under this Paragraph 5.6.

5.7	Rollover Contributions

An Active Participant, subject to such uniform and nondiscriminatory terms and conditions as may be established from time to time by the Committee, may request that the Committee authorize the Funding Agent to accept a rollover of a Rollover Contribution. A Rollover Contribution shall be accepted provided the following conditions are met:

(a)	The Rollover Contribution to this Plan is in cash;

(b)	The Rollover Contribution does not include any employee contributions;

(c)	The Active Participant provides a written statement that the Rollover Contribution is being made to this Plan by direct trustee-to-trustee transfer (as described in Section 401(a)(31) of the Code) or within sixty (60) days of his receipt of the distribution, and that the proposed Rollover Contribution, to the best of his knowledge, meets all of the Code requirements for rollover treatment.

The amount of the Rollover Contribution shall be held in the Participant’s Rollover Account. Such Account shall be invested in accordance with Article 6 and shall be adjusted for investment gains and losses in accordance with Paragraph 7.3.

5.8	Default Compensation Reduction Elections and Automatic Step-Up

(a)	Default Compensation Reduction Elections. Effective for the pay period beginning December 31, 2007 or the Employee’s initial entry date, if later, and until a contrary election is made by the eligible Employee as described below, each Employee who satisfies the requirements of Paragraph 3.2 and who is eligible to participate in the Plan and whose Voluntary Deferred Income Contribution is less than 2% of Earnings as of such date, shall be deemed to have elected to make a Voluntary Deferred Income Contribution of 2% of Earnings.

(b)	Contrary Election. Notwithstanding the foregoing, there shall be no 2% deemed Voluntary Deferred Income Contributions for any Participant or eligible Employee under this Paragraph 5.8 for any pay periods beginning on or after the later of December 31, 2007 and the date the Company receives such Participant’s or eligible Employee’s contrary election (except that a newly eligible Employee’s contrary election must be filed prior to the end of the first pay period in which the Employee becomes eligible in order for such election to be effective for such pay period). A contrary election is an affirmative election made by the Participant or eligible Employee to authorize no Voluntary Deferred Income Contribution or to elect another amount of Voluntary Deferred Income Contributions subject to the maximum amount permitted by Paragraph 5.2(b).

(c)	Automatic Step-Up. Effective with the first pay period beginning on or after April 1, 2008 and with the first pay period beginning on or after each April 1 thereafter, the Voluntary Deferred Income Contribution rate for any Participant who became a Participant in the Plan before January 1, 2008 shall be automatically increased by 1% from such Participant’s immediately preceding Voluntary Deferred Income Contribution rate until the Voluntary Deferred Income Contribution rate for such Participant is equal to 6% of Earnings (unless the Participant makes a contrary election in accordance with Plan procedures prior to such annual step-up date). Likewise, the Voluntary Deferred Income Contribution rate for any Participant who becomes a Participant in the Plan on or after January 1, 2008 shall be automatically increased each anniversary occurring before November 1, 2010 of such Participant’s Plan participation date by 1% from such Participant’s immediately preceding Voluntary Deferred Income Contribution rate until the Voluntary Deferred Income Contribution rate for such Participant is equal to 6% of Earnings (unless the Participant makes a contrary election in accordance with Plan procedures prior to such annual step-up date). Henceforth, the Voluntary Deferred Income Contribution rate for any Participant regardless of when the Participant became a Participant in the Plan shall be automatically increased with the first pay period beginning on or after each April 1 by 1% from such Participant’s immediately preceding Voluntary Deferred Income Contribution rate until the Voluntary Deferred Income Contribution rate for such Participant is equal to 6% of earnings (unless the Participant makes a contrary election in accordance with Plan procedures prior to such annual step-up date).

(d)

Notice. Employees shall be provided with a notice that describes the Plan’s automatic deferral feature and automatic annual increases upon their satisfaction of the conditions to participate in the Plan under Article 3. Such notice shall also include an explanation of the deferral election procedures, including an explanation of the Participant’s right to elect to make no deferral of Earnings to the Plan or to elect such other deferral of Earnings allowed under the Plan. The notice shall be provided to all Participants within a reasonable period of time before each Plan Year.

ARTICLE 6 – INVESTMENT OF CONTRIBUTIONS

6.1	Investment of Participant Contributions

Participants, in accordance with uniform and nondiscriminatory procedures, may direct the investment of their Participant contributions (defined herein as Basic Deferred Income Contributions, Voluntary Deferred Income Contributions, Rollover Contributions and Employee Transfer Contributions) in such funds as the Company may select. If the Participant elects to have his deposits invested in more than one Fund, the investment in each Fund must be an even multiple of 1% of the total Participant’s contributions. In the event that no investment direction is given by the Participant, then the entire amount shall be immediately invested in the fund designated by the Committee as the default investment option.

6.2	Change in Current Investment Election

Subject to the limitations of Paragraph 6.1, any investment election directed by the Participant shall continue in effect until changed by the Participant. A Participant may change the type of investment election to be applicable to his future contributions. Any change in investment election will be determined in accordance with procedures for implementing such a change to be determined by the Committee. Any such procedure will be applied uniformly to all Participants.

6.3	Conversion of Past Investment Elections

Subject to the limitations of Paragraph 6.1, a Participant may elect to change the investment election for all or a portion of the funds then credited to him by complying with procedures as determined by the Committee. The Plan does not impose restrictions or conditions on the Participant’s ability to direct divestment of the Participant’s interest in the Employee Stock fund and reinvestment in other Plan investment funds other than restrictions or conditions imposed by reason of the application of securities laws or as otherwise permitted pursuant to Treasury Regulation Section 1.401(a)(35)-1 or other applicable guidance.

6.4	Investment of Employer Contributions

The investment of Employer Contributions, as defined in Article 4, shall be allocated among one or more funds in the same manner as the Participant Contributions as elected by the Participant in accordance with Paragraph 6.1, except that on and after January 1, 2008, Participants may not invest Employer Contributions in the Employer Stock fund.

ARTICLE 7 – VALUATION OF PARTICIPANTS’ ACCOUNTS

7.1	Individual Accounts

Accounts will be kept for each Participant, separately. The value of the accounts will be increased or decreased in accordance with Paragraph 7.3. These Accounts are:

(a)	Deferred Income Contributions Account - This Account shall be credited with the Participant’s Basic Deferred Income Contributions, the Participant’s Voluntary Deferred Income Contributions. (This Account shall initially be credited with amounts transferred from a Transferred Employee’s “deferred income contributions account” in the Cominco American Incorporated Supplemental Retirement Savings Plan.) The Deferred Income Contribution Account shall be fully vested and nonforfeitable at all times.

(b)	Employee Transfer Account - This Account shall be credited with amounts transferred under Paragraph 5.3. There shall not be any future contribution credits to this account. The Employee Transfer Account shall be fully vested and nonforfeitable at all times.

(c)	Employer Matching Contribution Account - This Account shall be credited with Employer Matching Contributions. This Account shall initially be credited with appropriate amounts transferred from a Transferred Employee’s “employer matching contribution account” in the Cominco American Incorporated Supplemental Retirement Savings Plan. The Employer Matching Contribution Account shall be fully vested and nonforfeitable at all times.

(d)	Rollover Account - The value of a Participant’s Rollover Contributions shall be accounted for in his Rollover Account. The Rollover Account shall be fully vested and nonforfeitable at all times.

(e)	Catch-up Account - This account shall be credited with the Participant’s Catch up Contributions. The Catch-up Account shall be fully vested and nonforfeitable at all times.

(f)	Employer Basic Contribution Account - This Account shall be credited with Employer Basic Contributions. The Employer Basic Contribution Account shall be fully vested and nonforfeitable at all times.

(g)	Employer DC Transition Credit Contribution Account - This Account shall be credited with Employer DC Transition Credit Contributions. The Employer DC Transition Credit Contribution Account shall be fully vested and nonforfeitable at all times.

7.2	Crediting of Participant Contributions

Participant contributions, as defined in Paragraph 6.1, shall be credited as soon as administratively practicable.

7.3	Value of the Participant Accounts

As of each Accounting Date, the value of the Accounts shall be determined following procedures established by the Trustee as authorized by the Committee. In general, Accounts will be credited with contributions, charged for withdrawals, credited (charged) with a pro rata share of any increase (decrease) in adjusted net worth, and charged or credited with amounts transferred from one Fund to another.

7.4	Crediting of Employer Contributions

Employer Contributions, as defined in Article 4, shall be credited to the appropriate Participant’s Account, as described in Paragraph 7.1, in the respective Funds as soon as practicable following the date they were received.

7.5	Value of the Employer Account

The value of the Account shall be determined by following procedures established by the Trustee as authorized by the Committee. In general, Account will be credited with contributions, charged for withdrawals, credited (charged) with a pro rata share of any increase (decrease) in adjusted net worth, and charged or credited with amounts transferred from one Fund to another.

7.6	Adjusted Net Worth

The adjusted net worth of a Fund as of any Accounting Date means the then fair market value of the Fund, as determined by the Trustee. The term “fair market value” shall mean current market prices or quotations. The valuation placed on the investments of the Fund by the Trustee shall be binding on all Participants in the Trust and on their Beneficiaries.

7.7	Allocation of Cash Dividends

Any cash dividends declared on the Employer Securities held by the Trustee in the Employer Stock fund will be applied to purchase Employer Securities which will be allocated to the Participant’s Accounts in the same ratio that the Participant’s interest in the Employer Stock fund bears to the aggregate total of the Employer Securities in the Employer Stock fund.

7.8	Stock Splits, Warrants, or Options

Any common stock received by a Trustee as the result of a stock split of Agrium Inc. or the Parent Corporation will be allocated in the same manner as the stock to which it is attributable is then allocated. In the event any rights, warrants, or options are issued on Employer Securities, the Trustee, as directed by the Committee, will exercise them for the acquisition of additional Employer Securities to the extent that cash is then available from any source including dividends on Employer Securities. Any Employer Securities acquired in this fashion will be treated as Employer Securities bought by the Trustee for the net price paid. Any rights, warrants, or options on Employer Securities which cannot be exercised for lack of cash may be sold by the Trustee at the direction of the Committee and the proceeds treated as a current cash dividend received on Employer Securities. Employer Securities acquired in this fashion will be allocated to the Participant’s interest in the Employer Stock fund.

7.9	Statements

Using the last Accounting Date in each Plan quarter, the Committee shall furnish each Participant a timely statement showing his Account balances in the respective Funds as of that date.

ARTICLE 8 – VESTING

8.1	Vesting

Participant’s Accounts shall be 100% vested and nonforfeitable at all times unless otherwise noted in this Article 8 with respect to transferred accounts.

8.2	Vesting Provisions Applicable to Transferred Accounts

(a)	Definitions. The following definitions shall apply for purposes of applying this Paragraph 8.2:

(1)	“Retail Plan” shall mean the Agrium U.S. Retail 401(k) Savings Plan.

(2)	“Royster-Clark Plan” shall mean the Royster-Clark, Inc. Employee Savings and Investment Plan and Trust.

(3)	“RC Prior Account Balance” shall mean the portion of a Participant’s Transferred Account Balance which originated under the Royster-Clark Plan.

(4)	“Transferred Account Balance” shall mean the balance of a Participant’s account transferred to the Plan from the Retail Plan effective on or after January 1, 2009, as adjusted from time to time pursuant to Paragraph 7.3. A Participant’s Transferred Account Balance shall be recorded separately for vesting purposes.

(5)	“UAP Plan” shall mean the UAP Retirement Income Savings Plan, which was merged into the Retail Plan effective December 31, 2008.

(6)	“UAP Prior Account Balance” shall mean the portion of a Participant’s Transferred Account Balance which originated under the UAP Plan.

(b)	Vesting. Except as otherwise provided in subparagraphs (c) and (d) below, a Participant’s interest in his Transferred Account Balance shall vest and be nonforfeitable as follows:

(1)	At Normal Retirement Age. A Participant’s interest in his Transferred Account Balance shall be 100% vested and nonforfeitable if the Participant attains his Normal Retirement Date while employed by the Employer or an Affiliated Company.

(2)	Death or Disability. A Participant’s interest in his Transferred Account Balance shall be 100% vested and nonforfeitable if the Participant’s Employment terminates due to death or Disability. “Disability” means that the Participant is in receipt of disability benefits under the Federal Social Security Act.

(3)	At Termination of Employment. Except as otherwise provided in subparagraphs (1) and (2) above or subparagraph (c) below, a Participant’s interest in his Transferred Account Balance shall vest and become nonforfeitable as follows:

(A)	A Participant’s interest in his transferred Pretax Account, After-tax Account, and Rollover Account shall be 100% vested and nonforfeitable at all times. In addition, the Employer Transition Contribution Account, Qualified Non-elective Contribution and Safe Harbor Matching Contribution subaccounts of a Participant’s transferred Employer Account shall be 100% vested and nonforfeitable at all times.

(B)	Except as otherwise provided in subparagraph (A) above, a Participant’s interest in the Employer Account portion of his Transferred Account Balance shall vest and become nonforfeitable as follows:

Years of Service	Vesting %
Less than 3 years	50%
3 or more years	100%

(c)	RC Prior Account Balance. The following vesting provisions shall apply to the RC Prior Account Balance portion of a Participant’s Transferred Account Balance that was not 100% vested when transferred:

Years of Service	Vesting %
Less than 1 years	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

(d)	UAP Prior Account Balance. The following vesting provisions shall apply to the UAP Prior Account Balance portion of a Participant’s Transferred Account Balance that was not 100% vested when transferred:

(1)	2008 Contributions. Contributions for the Plan Year beginning on January 1, 2008 that are attributable to the Participant’s Employer Retirement Contribution Account, Employer Performance Contribution Account, Matching Contribution Account and PPA Safe Harbor Contribution Account shall vest and be nonforfeitable as follows:

Years of Service	Vesting %
Less than 2 years	0%
2 or more years	100%

(2)	Contributions Made for Plan Years Beginning Before January 1, 2008. Contributions for Plan Years beginning before January 1, 2008 that are attributable to the Participant’s Employer Retirement Contribution Account, Employer Performance Contribution Account and Matching Contribution Account shall vest and be nonforfeitable as follows:

Years of Service	Vesting %
Less than 1 years	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

(3)	Service for a Predecessor Employer. In determining vesting service with respect to a Participant’s UAP Prior Account Balance, the Plan shall take into account service with a predecessor employer. “Predecessor employer” shall mean:

(A)	ConAgra Foods with respect to Participants in the UAP Plan who were active participants in the ConAgra Foods Retirement Income Savings Plan, as amended and restated effective January 1, 2002, on November 23, 2003.

(B)	Hoxie/Sunflower Chem, Kansas, with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on February 7, 2006.

(C)	UAP Timberland, LLC, Timberland Enterprises, Inc., Aquacenter, Inc., Pinebelt, Inc. and Timberland Silvicultural Services, Inc., with respect to individuals who were employed by the predecessor employer on March 3, 2006 and who became an employee under the UAP Plan on March 4, 2006.

(D)	Terral Agri Service, Terral Farm Service, and Wisner Elevator, with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on September 1, 2006.

(E)	Prairie Farmers.

(F)	Spink County Fertilizer and Chemical, with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on November 16, 2006.

(G)	Cedar Ridge Spraying, with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on January 3, 2007.

(H)	Boettcher Enterprises, Inc. with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on January 26, 2007.

(I)	AGSCO, Inc. with respect to individuals who became an employee under the UAP Plan with the closing of the transaction on February 7, 2007 and Dakota Fusion, Inc. with respect to individuals who became an employee under the UAP Plan following the closing of the transaction with AGSCO, Inc. if the individual provided services to the employer pursuant to the Transition Services Agreement among UAP Distribution, Inc., AGSCO, Inc., Ag Depot, Inc., Dakota Fusion, Inc. and Randy Brown.

(J)	Big Creek Fertilizer, Inc., with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on July 17, 2007.

(K)	Hill City Fertilizer, Inc. and Oberlin Fertilizer, Inc., with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on July 19, 2007.

(L)	Cotton Center Grain, Ltd., with respect to individuals who became an employee under the UAP Plan coincident with the closing of the transaction on September 6, 2007.

(e)	Forfeitures. The nonvested portion of a Participant’s Transferred Account Balance shall constitute a forfeiture (be “forfeited”) as of the earlier of the date the Participant (1) receives a distribution of his or her entire nonforfeitable Account following the termination of his or her Employment or (2) incurs five consecutive One-Year Breaks in Service. The Plan Administrator may elect to use such forfeitures to pay Plan administrative expenses. To the extent the Plan Administrator does not use all the forfeitures to pay expenses, any remaining forfeitures will be used to reduce Employer contributions as of the last day of the Plan Year during which the forfeiture occurs or any subsequent Plan Year and following the allocation of applicable income (gains or losses).

If a former Participant is reemployed by the Employer or an Affiliated Company before incurring five consecutive One-Year Breaks in Service, the Administrator shall aggregate the Participant’s pre-break Years of Service with his post-break Years of Service to determine his vested interest in both pre-break and post-break allocations made to his Transferred Account Balance. The Administrator shall restore any previously forfeited portion of the reemployed Participant’s Transferred Account Balance only if such Participant repays to the Plan the full amount of any previously received distribution from the Participant’s Transferred Account Balance that was subject to a vesting schedule under this Paragraph 8.2. The Participant must repay the full amount of such distribution prior to the end of the five-year period beginning on the Participant’s date of reinstatement. Any amount so restored shall not constitute an annual addition pursuant to Paragraph 16.5.

ARTICLE 9 – DISTRIBUTION

9.1	Distribution Upon Termination of Employment

Following a Participant’s Termination Date, the Participant’s Account will be distributed in the form outlined in Paragraph 9.2. In the event of a Participant’s death, distribution will be made to the Beneficiary last designated by the Participant. Upon the death of a Participant prior to the complete distribution of his Account, all distributions which would otherwise have been made to him will be distributed to such Participant’s Beneficiary.

Distribution shall be governed under subparagraphs (a), (b), or (c) below:

(a)	For a Participant whose distribution is the result of his total disability or death, permanent layoff or termination of employment, distribution of the Account shall be made by one of the following methods:

(1)	A single distribution as soon as practicable after the Participant’s total disability or death, following any final contributions payable to the Plan on his behalf.

(2)	A single distribution as soon as practicable after his Termination Date, following any final contributions payable to the Plan in his behalf.

(3)	A single distribution at a later date pursuant to Paragraph 9.3, if the value of the Participant’s Account exceeds $1,000 and the Participant does not elect payment under options (1) or (2) above.

Notwithstanding the foregoing, no distribution shall be made without the Participant’s (or, if applicable, Surviving Spouse’s)consent before the latest date set forth under subparagraph 9.1(d), except as otherwise provided with respect to small payments under subparagraph 9.1(b). The Committee shall furnish to each Participant a general description of the benefit payment available under Paragraph 9.1, and each Participant shall affirmatively consent to such benefit payment, no more than 180 days and at least 30 days before the date as of which benefits are to be distributed to the Participant. In accordance with IRS regulations, distributions may commence less than 30 days after the explanation described above is provided to the Participant, provided that the Participant is informed that he has a period of at least 30 days after receiving the explanation to consider the decision of whether or not to elect a distribution (and a particular form of benefit payment), and the Participant, after receiving the explanation, affirmatively elects a distribution. The Committee shall also provide a description of a Participant’s right, if any, to defer receipt of a distribution and describe the consequences of failing to defer receipt of the distribution.

(b)	For a Participant whose Participant Account balance does not exceed $1,000 and the Participant does not elect distribution under (a) above, a single payment will be made as soon as practicable following any final contributions payable to the Plan in his behalf.

(c)	For a Participant who ceases to qualify as an Employee of the Company because he is transferred and becomes employed by Agrium Inc., the Parent Corporation, or one of its affiliates (other than the Company), such Participant shall have no right to a distribution, under the terms of this Paragraph until he terminates employment with the Parent Corporation, the Company and all Affiliated Companies.

(d)	Unless otherwise agreed to by the Participant, a distribution in accordance with (a) or (b) must commence no later than 60 days after the close of the Plan Year in which the Participant attains his 65th birthday, completes 10 years of service, or terminates employment, whichever is latest to occur.

9.2	Form of Distribution

(a)	The form of distribution and valuation date used to determine the amount of distribution shall be based on procedures developed by the Committee. All Participant Accounts will be distributed in cash except for those funds held in the Employer Stock Fund which, at the Participant’s election, may be distributed in whole shares of Employer Stock, with cash for any fractional share.

(b)	Notwithstanding anything to the contrary in subparagraph 9.2(a), the portion of the Employee Transfer Account attributable to amounts transferred under Paragraph 5.3, including earnings thereon, shall be distributable in any optional form offered under the Transferor Plan that is protected within the meaning of Code Section 411(d)(6).

(c)	Notwithstanding anything to the contrary in subparagraph 9.2(a), the portion of a Participant’s Account described in Appendix B shall be distributable in any optional form described in Appendix B as it applies to that Participant.

Effective July 1, 2002, the provisions of subparagraphs 9.2(b) and 9.2(c) shall not apply.

9.3	Deferral of Distribution

If the amount of a Participant’s Account exceeds $1,000, he may elect to defer commencement of his distribution but not past April 1, of the year following the calendar year in which he reaches age 70-1/2. If a Participant defers his distribution as specified above, and does not specify a date of commencement and a method of distribution at that time, he may elect to receive his distribution at any time prior to April 1 of the year following the calendar year in which he reaches age 70-1/2. Distribution shall be made as soon as possible. If no election of date or method of distribution is made after the Participant elects to defer payments, he will be deemed to have elected distribution at the end of the deferral period as specified in Paragraph 9.1(d).

9.4	Distribution to Alternate Payee

As soon as practicable following the Committee’s approval of a qualified domestic relations order, the Participant’s Account assigned to the alternate payee pursuant to a qualified domestic relations order will be distributed to the alternate payee as follows:

(a)	If the value of the alternate payee’s Account does not exceed $5,000, or does exceed $5,000, and the alternate payee so elects, in a single payment as soon as possible.

(b)	If the value of the alternate payee’s Account exceeds $5,000, and the alternate payee elects deferral pursuant to Paragraph 9.3, in a single payment at a later date.

9.5	Distribution Upon Transfer

Upon the transfer of Employment to the Company from Cominco American Incorporated or Cominco American Resources Incorporated (reference subparagraph 3.4(c)), the value of the Participant’s account (if any) under the Cominco American Incorporated Supplemental Retirement Savings Plan or Cominco American Resources Incorporated Supplemental Retirement Savings Plan, respectively, will be transferred to this Plan.

Upon transfer of Employment to Cominco American Incorporated from the Company the value of the Participant’s accounts will be transferred to the Cominco American Incorporated.

9.6	Minimum Distribution Requirements

(a)	General Rules. The requirements of this Paragraph will take precedence over any inconsistent provisions of the Plan. Notwithstanding any provision in the Plan to the contrary, all distributions under the Plan shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirement of Code 401(a)(9)(G) of the Code and IRS Regulations Section 1.401(a)(9)-2 through 1.401(a)(9)-9. The provisions in this Paragraph override any distribution options under the Plan if inconsistent with the requirements of Section 401(a)(9) of the Code. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution

(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then except as provided in subparagraph (D) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided in subparagraph (b)(2)(E) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph (b)(2), other than subparagraph (2)(A), will apply as if the surviving spouse were the Participant.

(E)	Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule under Section 1.401(a)(9)-3, of the Code, applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subparagraph (b)(2), or September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this subparagraph 9.6(b)(2)€, distributions will be made in accordance with subparagraphs (b)(2) and (d)(2).

For purposes of this subparagraph (b)(2) and subparagraph (4) unless subparagraph (b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (b)(2)(A), the date distributions are considered to begin is the date distributions actually commence.

(3)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with subparagraphs (c) and (d) of this subparagraph. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime

(1)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	The quotient obtained by dividing the Participant’s account balance as of the last day of the preceding calendar year by the distribution period in the Uniform Lifetime Table set forth in Section 401(a)(9)-9 of the Code, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance as of the last day of the preceding calendar year by the number in the Joint and Last Survivor Table set forth in Section 401(a)(9)-9 of the Code using the Participant’s and spouse attained ages as of the Participant’s and spouse birthdays in the distribution calendar year.

(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subparagraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death

(1)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance as of the last day of the preceding calendar year by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distribution Begin.

(A)	Participant Survived by Designed Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subparagraph (d)(1).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (b)(2)(A), this subparagraph (d)(2) will apply as if the surviving spouse were the Participant.

(e)	Definitions

(1)	Designated Beneficiary. The individual who is designated as the Beneficiary as provided in the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury regulations.

(2)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 401(a)(9)-9 of the Treasury Regulations.

(4)	Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. April 1 of the calendar year following the later of (a) the close of the calendar year in which the Participant attains age 70-1/2 or (b) the close of the calendar year in which the Participant an Employee of the Employer or Affiliated Company, except that benefit distributions to a 5-percent owner (as defined in Code Section 416) must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

9.7	Eligible Rollover Distributions

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Paragraph, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions

(1)

Eligible rollover distribution - An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Section 401(k)(2)(B)(i)(IV); or any other distribution described in Code Section 401(k)(2)(B)(i)(IV) and the portion of any distribution that is not an eligible rollover distribution under applicable law. A portion of a distribution shall not fail to be an eligible rollover distribution merely because it is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities); provided, however, that such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) or a Roth individual retirement account described in Code Section 408A(b), or, by means of a direct rollover, to a qualified trust described in Code Section 401(a) or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(2)	Eligible retirement Plan - An eligible retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), an annuity plan described in Code Section 403(a), a qualified plan described in Code Section 401(a), an annuity contract described in Code Section 403(b), a Roth individual retirement account described in Code Section 408A(b), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution. Notwithstanding the foregoing, (A) if any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1) or an Roth individual retirement account described in Code Section 408A(b); and (B) for eligible rollover distributions made to or for the benefit of a non-spouse Beneficiary, an eligible retirement plan shall include only an individual retirement account or annuity described in Code Section 408(a) or (b) or an Roth individual retirement account described in Code Section 408A(b) established for the purpose of receiving the distribution on behalf of the non-spouse Beneficiary.

(3)	Distributee - A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. A Distributee includes the Employee’s or former Employee’s nonspouse designated beneficiary, in which case, the distribution can only be transferred to a traditional or Roth IRA established on behalf of the nonspouse designated beneficiary for the purpose of receiving the distribution.

(4)	Direct rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

9.8	Rollover by a Non-Spouse Designated Beneficiary

A Beneficiary (other than the Participant’s spouse) who is considered to be a “designated Beneficiary” as set forth in Code Section 401(a)(9)(E) may establish a specific IRA (an “inherited IRA”) into which all or a portion of a death benefit (to which such non-spouse designated Beneficiary is entitled) can be transferred directly as a direct rollover. Notwithstanding the above, any amount payable to a non-spouse designated Beneficiary that is deemed to be a required minimum distribution may not be transferred into such inherited IRA. The non-spouse designated Beneficiary may deposit into such inherited IRA all or any portion of the death benefit that is deemed to be an eligible rollover distribution (but for the fact that the distribution is not an eligible rollover distribution because the distribution is being paid to a non-spouse designated Beneficiary). In determining the portion of such death benefit that is considered to be a required minimum distribution that must be made from the inherited IRA, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3, Q&A-4(c). Any distribution made pursuant to this Paragraph is not subject to the direct rollover requirements of Code Section 3405(c). If a non-spouse designated Beneficiary receives a distribution from the Plan, then the distribution is not eligible for the “60-day” rollover rule, which is available to a spousal Beneficiary. If the Participant’s named Beneficiary is a trust, then the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated Beneficiary within the meaning of Code Section 401(a)(9)(E).

9.9	Direct Rollover to Roth IRA

A distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution from a Roth elective deferral account paid directly to a Roth IRA specified by the distributee in a direct rollover.

9.10	Elective Deemed Military Severance

Effective January 1, 2011, if a Participant performs service in the uniformed services (as defined in Section 414(u)(12)(B) of the Code) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of Participant’s vested Account. However, the Plan will not distribute such Participant’s vested Account because of this deemed severance unless the Participant specifically elects to receive a distribution of the Participant’s vested Account pursuant to this Paragraph 9.10. If a Participant elects to receive a distribution of the Participant’s vested Account because of this elective deemed military severance, then the individual may not make Deferred Income Contributions or Catch-Up Contributions during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of an elective deemed military severance pursuant to this Paragraph 9.10, and a distribution on account of another Plan provision (such as a qualified reservist distribution pursuant to Paragraph 9.11), then the other Plan provision will control and the 6-month suspension will not apply.

9.11	Qualified Reservist Distribution

Effective January 1, 2011, a Participant may receive a distribution of the Participant’s vested Account if such distribution constitutes a Qualified Reservist Distribution. A “Qualified Reservist Distribution” is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (i) the distribution is from amounts attributable to elective deferrals in a 401(k) plan; (ii) the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

ARTICLE 10 – WITHDRAWALS AND LOANS

10.1	Withdrawals and Loans - In General

(a)	Except as otherwise provided in this Article 10, or as provided in Appendix B, or as required in Paragraph 9.6, no portion of a Participant’s Accounts may be distributed to him while he is an Employee.

(b)	A Participant who is a Transferred Employee may make withdrawals from his Employee Transfer Account, as provided in Paragraph 10.2.

(c)	A Participant who is an Employee may make Hardship Withdrawals from his Accounts, as provided in Paragraph 10.3.

(d)	A Participant who is an Employee may borrow from his Accounts, as provided in Paragraph 10.5.

(e)	A Participant who is an Employee may make withdrawals from his Accounts, as provided in Paragraph 10.6.

10.2	Withdrawal of Employee Transfer Contributions

(a)	A Participant who is a Transferred Employee may, at the end of each Plan Year, make a withdrawal from his Employee Transfer Account, provided that such withdrawal:

(1)	Does not exceed $2,000 and

(2)	Does not include any accrued interest.

10.3	Hardship Withdrawals

(a)	A Participant who is an Employee may, in the event of an “immediate and heavy financial need”, be permitted to make a Hardship Withdrawal from his Accounts, except for the Employer Basic Contribution Account and the Employer DC Transition Credit Contribution Account. For purposes of this Paragraph 10.3, the term “immediate and heavy financial need” means:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)	Payment of tuition, related educational fees and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant or his spouse, children or dependents (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) thereof);

(4)	Payments necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage on the Participant’s principal residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) thereof);

(6)	Payments for expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(7)	Any other expenses that the Internal Revenue Service announces as qualifying as a “hardship” under Section 401(k) of the Code.

(b)	For a Hardship Withdrawal to be granted, the following requirements must be met:

(1)	The maximum amount of the withdrawal must not be in excess of the amount necessary to alleviate the Hardship, but may include amounts necessary to pay any Federal, State and local income taxes or penalties reasonably expected to result from the distribution.

(2)	The Participant must have made all withdrawals, other than Hardship Withdrawals, and taken all nontaxable loans currently available to him under this Plan and any other plan maintained by the Company or Affiliated Company.

(3)	Notwithstanding the provisions of Paragraphs 5.2 and 5.3, the Participant shall not be permitted to have elective deferrals made on his behalf or to make employee contributions to this Plan or any other Plan maintained by the Company or Affiliated Company during the six (6) month period following his receipt of a Hardship Withdrawal. For this purpose, the phrase “any other plan maintained by the Company or Affiliated Company” means all qualified and nonqualified plans of deferred compensation maintained by the Company or Affiliated Company. The phrase includes a stock option, stock purchase, or similar Plan, or a cash or deferred arrangement under a cafeteria Plan (within the meaning of Section 125 of the Code), but does not include a health or welfare benefit plan, including one that is part of such a cafeteria plan. The suspension of elective deferrals and employee contributions shall not apply to withdrawals made after a Participant attains age 59-1/2.

(c)	The amount necessary to fund the Hardship Withdrawal shall be taken from the Participant’s Account but in no event shall be taken from the Employer’s Basic Contribution Account, the Employer DC Transition Credit Account or earnings after December 31, 1988 on Deferred Income Contributions or Catch-up Contributions. Unless determined otherwise by the Committee, withdrawals shall generally be made pro rata from the investment funds in which the Participant’s Accounts from which the withdrawals are made are invested.

(d)	A request for a Hardship Withdrawal shall be made on forms and in the manner prescribed by the Committee. The Committee shall establish a uniform and nondiscriminatory policy for reviewing withdrawal applications and any determination made by the Committee shall be final but subject to appeal under Paragraph 12.8.

10.4	Value and Payment of Withdrawals

In the event of a withdrawal under this Article 10, the value of a Participant’s Accounts shall be determined by the Trustee as of the Valuation Date coincident with or next following the date on which the Trustee receives instructions from the Committee to make the withdrawal. Withdrawals shall be paid to the Participant in cash on the earliest practicable date following the aforementioned Valuation Date.

10.5	Loans

A Participant who is an Employee and any other Participant who is a party-in-interest within the meaning of Section 3(14) of ERISA may, on forms and in accordance with procedures prescribed by the Committee, apply to borrow from the value of the nonforfeitable portion of his Accounts, other than his Employer Basic Contribution Account and Employer DC Transition Credit Contribution Account.

10.6	In-Service Withdrawals

A Participant may withdraw any amount from his Deferred Income Contribution Account, Employee Transfer Account, Employer Matching Contribution Account, Rollover Account and Catch-up Account after attaining age fifty-nine and one-half (59 1⁄2). A Participant may withdraw any amount from his Rollover Account at any age.

ARTICLE 11 – OPERATION OF THE PLAN

11.1	Administrator

The Administrator of the Plan is the Company.

11.2	Named Fiduciary

In its capacity as administrator, the Company shall be the named fiduciary within the meaning of Section 402(a) of ERISA and may delegate part or all of its responsibilities as named fiduciary to other fiduciaries.

11.3	Actions of Fiduciaries

Any	fiduciary with respect to the Plan:

(a)	May serve in more than one fiduciary capacity with respect to the Plan;

(b)	May employ one or-more persons to render advice with regard to or carry out any responsibility that such fiduciary has under the Plan;

(c)	May rely upon any direction, information or action of any other fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

11.4	Procedures for Plan Operation

(a)	The adoption, amendment, and termination of the Plan and appointment of certain fiduciaries to carry out the operation and administration of the Plan shall be the responsibility of the Company. The procedures for amending and terminating the Plan and for appointing such fiduciaries are set forth in Articles 12 through 16.

(b)	The responsibilities of the Company, the Committee and the Trustee for the operation and administration of the Plan are allocated among them by virtue of the several Articles of this Plan and the Trust Agreement wherein their respective duties are specified or in which authority is delegated.

(c)	Each fiduciary shall have only the authority and duties as are specifically given to it under this Plan, shall be responsible for the proper exercise of its own authority and duties, and shall not be responsible for any act or failure to act of any other fiduciary.

(d)	The basis upon which payments are to be made to the Plan and from the Plan are set forth in Articles 4 through 10.

11.5	Funding Policy

The funding policy under the Plan, and the procedures for carrying out such policy and method, shall be in accordance with Articles 4, 5, and 6.

11.6	Assets in Trust

Except as otherwise permitted under the Plan for insurance products, all assets of the Plan shall be held in trust by the Trustee pursuant to the terms of the Trust Agreement.

11.7 Expenses

The compensation or fees of consultants, actuaries, accountants, counsel and other specialists and any other costs of administering the Plan will be paid by the Plan (allocated on any basis reasonably determined by the Committee in its discretion – for example, by participant, Account, Account balance, investments, transactions or otherwise) unless, at the discretion of the Company, paid by the Employers.

ARTICLE 12 – PLAN ADMINISTRATION

12.1	Administrator

(a)	The Company is the administrator of the Plan for purpose of all applicable legislation governing the operation and administration of the Plan.

(b)	In its capacity as administrator, the Company is responsible for all matters with respect to the operation, administration and, subject to compliance with applicable legislation, interpretation of the Plan.

12.2	Appointment of Committee

(a)	In its capacity as administrator, the Company may appoint one or more agents or establish one or more committees (including the Committee), who may be named fiduciaries for purposes of Section 402(a) of ERISA, as it may consider appropriate or necessary from time to time to undertake, perform and execute, and to oversee the undertaking, performance and execution by others where considered appropriate or necessary, of such Plan administration and related matters as are assigned by the Company to such agent(s) or committee(s) from time to time.

(b)	Pursuant to its authority under paragraph (a), above, the Company has established the Committee to administer the Plan on its behalf. The Committee shall have full power, discretion and authority to carry out those of the Company’s duties, responsibilities and powers in relation to the administration and operation of the Plan as are delegated to it by the Company from time to time.

(c)	The Committee may delegate to any of its members or to such other persons or sub-committees it deems appropriate any of its duties or responsibilities, subject to the Committee’s direction and supervision. Nothing contained in this paragraph shall be construed to confer upon any such person any discretion, authority or control respecting the management, administration and operation of the Plan, unless expressly authorized in writing.

12.3	Information from Participants

Each Participant shall be required to furnish to the Committee, in the form prescribed by it, such personal data, affidavits, authorizations to obtain information, and other information as such Committee may deem appropriate for the proper administration of the Plan.

12.4	Authority to Act

The committees may authorize one or more of its members, officers, or agents to sign on its behalf any of its instructions, directions, notifications, or communications to the Trustee, and the Trustee may conclusively rely thereon and the information contained herein.

12.5	Liability for Acts

No member of a committee shall be personally liable for any error of omission or commission unless such error results from his own gross negligence, willful misconduct, or lack of good faith; nor shall any member of a committee be personally liable for any act of gross negligence, willful misconduct, or lack of good faith of any other member or members of such committees, to the fullest extent permissible by law.

12.6	Compensation and Expenses

Unless authorized by the Board, a member or officer of a committee shall not be compensated for his service, but shall be reimbursed for reasonable expenses incident to the performance of such service. Notwithstanding any other provision of the Plan or Trust, no person who is a “disqualified person” within the meaning of Section 4975(e)(2) of the Code and who receives full-time pay from any Employer shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

12.7	Indemnity

The committees and the individual members thereof shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

12.8	Denied Claims

(a)	Any claim for payment of benefits under the Plan shall be made in writing to the committee. If any claim for benefits is wholly or Partially denied, the committee shall, within 90 days after receipt of the claim:

(1)	Notify the claimant, in writing, of such denial, setting forth the specific reasons therefore; and

(2)	Afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim.

(b)	Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

(1)	Reference to pertinent provisions of the Plan.

(2)	Such additional material or information as may be necessary to perfect the claim, along with an explanation of why such material or information is necessary.

(3)	An explanation of the claims review procedure.

(4)	Advice that such claimant or his authorized representative may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

(c)	Within sixty (60) days following advice of denial of his claim, upon request made by any claimant for a review of such denial, the Committee shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Committee shall be empowered to hold a hearing at which such claimant or his authorized representative shall be entitled to present the basis for his claim for review.

(d)	The Committee shall render a decision within sixty (60) days after claimant’s request for review (which may be extended to 120 days if circumstances so require, provided written notice of such extension is furnished to the claimant prior to the commencement of such extension) and shall advise claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan.

12.9	Reliance on Reports and Certificates

The committees will be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports which will be furnished by an accountant, controller, counsel, or other person who is employed or engaged for such purposes.

ARTICLE 13 – THE TRUST

13.1	Trust Agreement

The Company shall enter into a Trust Agreement or Agreements defined in Paragraph 2.46 as the “Trust Agreement”, and each Trustee shall receive the contributions to the Trust Fund made by the Employer pursuant to the Plan and shall hold, invest, reinvest, and distribute such fund in accordance with the terms and provisions of the Trust Agreement. The Committee will determine the form and terms of such Trust Agreement and may modify such Trust Agreement from time to time to accomplish the purposes of this Plan and may remove any Trustee and select any successor Trustee. The Trust Agreement may provide that the Trust Fund thereunder may be used to fund this Plan and other qualified Plans maintained by the Company or any Affiliate Company which meet the requirements of Section 401(a) of the Code.

13.2	Trust Funds

Separate investment funds shall be established to satisfy the investment procedures pursuant to Article 6. The Committee shall determine which investment vehicles are suitable in the Plan and shall include an Employer Common Stock Fund - a fund invested in the common stock of the Employer.

Pending investment and disbursement, the Fund may be invested in investments of a short-term nature.

ARTICLE 14 – AMENDMENT OF THE PLAN

14.1	Right to Amend

The Company reserves the right, at any time and from time to time, subject to the limitations; hereinafter provided, to amend in whole or in part any or all provisions of the Plan. Each amendment of the Plan shall be in writing, and shall become effective on the date specified herein.

The Company may, as it deems appropriate from time to time, delegate all or part of its power to amend the provisions of the Plan to such person or persons (including the Committee) as it considers appropriate and revoke any such delegation in whole or in part.

14.2	Restrictions on Amendment

(a)	No amendment of the Plan may be made which shall either:

(1)	Deprive any Participant, or Beneficiary of any part of an Account as constituted at the time of such amendment; or

(2)	Result in the reversion to an Employer of any part of the Trust Fund contrary to the provisions of the Plan.

(b)	If the vesting schedule is amended, each Participant with at least three years of service may elect, within the period specified in the following sentence after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of; (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Company or Committee. Furthermore, the amendment shall not decrease the nonforfeitable percentage, measured as of the later of the date the amendment is adopted or effective, of any Participant’s accounts.

ARTICLE 15 – TERMINATION OF THE PLAN

15.1	Events Constituting Termination

(a)	It is expressly declared to be the desire and intention of each Employer to continue the Plan and Trust in existence for an indefinite period of time. However, circumstances or legislation not now anticipated or foreseeable may arise in the future, as a result of which an Employer may deem it to be impractical or unwise to continue the Plan and the Trust established hereunder, and each Employer therefore reserves the right to terminate the Plan (insofar as it affects its employees) at any time. Such termination shall be effected by a written instrument of termination executed by such Employer. A copy of such instrument shall be delivered to the Trustee, to each other Employer, and to the Committee.

(b)	With respect to any Employer, its adjudication of bankruptcy or insolvency by any court of competent jurisdiction; its making of a general assignment for the benefit of creditors; its dissolution, merger, consolidation, other reorganization or discontinuance of business, unless the Plan is continued by a Successor Company; or its complete discontinuance of contributions, shall operate to terminate the Plan with respect to such Employer.

15.2	Manner of Distribution

Subject to the foregoing provisions of this Article 15, any distribution after termination of the Plan may be made, in whole or in part, to the extent that no discrimination results, in cash, securities or other assets in kind (based on their fair market value as of the date of distribution), as the Committee in its discretion shall determine.

15.3	Residual Amounts

In no event shall the Employers receive any amounts from the Trust Fund upon termination of the Plan except as provided in Paragraph 16.6.

15.4	Liquidation of Trust Fund

The Trust and the Trust Fund shall continue in existence after the termination of the Plan for such period of time as may be required to complete the liquidation thereof in accordance with the terms of this Article 15.

15.5	Internal Revenue Service Approval for Distribution

Notwithstanding any provision of the Plan or of the Trust Agreement to the contrary, no person shall have any right or claim to any asset of the Trust Fund before the Internal Revenue Service shall determine that the proposed distribution of assets under this Article does not result in the discrimination prohibited by Section 401(a)(4) of the Code.

ARTICLE 16 – MISCELLANEOUS PROVISIONS

16.1	No Assignment of Benefit

Participants and Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but neither those benefits nor any of the property rights in the Plan are assignable or distributable to any creditor or other claimant of a Participant or Beneficiary. A Participant will not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Participant or his Beneficiary provided, however, the Committee shall recognize and comply with a valid Qualified Domestic Relations Order as defined in Section 414(p) of the Code. Effective with judgments, orders, decrees and settlement agreements entered into on or after August 5, 1997, the first sentence of this Paragraph 16.1 shall not apply with respect to any offset to a Participant’s benefits expressly provided for in a judgment, order, decree or settlement agreement described in Section 401(a)(13)(C) of the Code. A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order described in Code § 414(p) will not fail to be a qualified domestic relations order: (i) solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after Participant’s death.

16.2	No Implied Rights to Employment

Neither this Plan, the payment of contributions by the Employer to the Trust Fund, nor the payment of any benefits pursuant to the Plan shall be construed to create any obligation upon the Employer to continue to make contributions to the Plan or to give any present or future Employee any right to continued Employment.

16.3	Plan Assets, Merger, or Transfer

There shall be no merger or consolidation with, or transfer of assets or liabilities of the Plan to, any other Plan unless each Participant in the Plan would, if the Plan terminated after such merger, consolidation, or transfer of assets or liabilities, receive a benefit immediately thereafter equal to or greater than the benefit that he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then terminated.

16.4	Remittance of Contributions

Amounts deducted as contributions under Paragraphs 5.1, 5.2, 5.3, and 5.4 will be remitted to the Trustee as soon as practicable and invested in accordance with Article 6.

16.5	Limitation on Annual Additions

(a)	Code Section 415, and regulations issued thereunder, are incorporated by reference into the Plan, with the definition of Compensation set forth in Paragraph 16.5(c), and, notwithstanding anything herein, shall override any Plan provision to the contrary. Contributions (other than Catch-up Contributions and rollover contributions) and other amounts constituting annual additions as determined under Code § 415, and regulations issued thereunder (collectively, “Annual Additions”) are limited to the extent required by Code Section 415 and the regulations issued thereunder.

(b)	The Annual Additions for a Participant with respect to any Limitation Year shall not exceed the lesser of:

(1)	$52,000, as adjusted for increases in the cost of living under Code § 415(d); or

(2)	100% of the compensation paid or made available to the Participant in such year;; provided that this compensation limitation shall not apply to (i) any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) and 419A(f)(2)) that is otherwise treated as an Annual Addition or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(I)(1).

If there is a short Limitation Year because of a change in Limitation Year, the Committee will multiply the $52,000 limitation (or larger limitation) by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

(c)	Compensation, for purposes of this Paragraph 16.5 (except where specifically provided otherwise), means wages for federal income tax withholding purposes, as defined in Code Section 3401(a), plus all other payments to an Employee in the course of the Employer’s or Affiliated Company’s trade or business, for which the Employer of Affiliated Company must furnish the Employee a written statement under Code Sections 6041, 6051, and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation includes amounts that would be included in wages but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). Compensation also includes Code Section 125 deemed compensation described in Section 1.15(c), differential wage payment defined by Code Section 3401(h)(2), and post severance regular pay described in Treasury Regulations Sections 1.415(c)-2(e)(3)(i) and (ii). Compensation excludes (i) amounts paid or reimbursed by the Employer or Affiliated Company for moving expenses incurred by an Employee but only to the extent that, at the time of payment, it is reasonable to believe that these amounts are deductible by the Employee under Code Section 217 and (ii) amounts in excess of Code Section 401(a)(17). The Plan does not consider any Compensation paid for a period after the payroll cycle (which payroll cycle in no event shall end later than the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the date of such severance from employment) that includes the Participant ceasing to be an Eligible Employee. Compensation does not include severance payments regardless of when paid.

(d)	Other Defined Contribution Plans. If the Employer or any other employer required to be aggregated under Code Section 414(b) or 414(c) (as modified by Code Section 415(h)) maintains any other qualified defined contribution plan for its Employees, some or all of whom are Participants of the Plan, then to the extent necessary, any such Participant’s Annual Additions shall first be reduced under such this Plan and then shall be reduced under this Plan, if such reductions are required for purposes of reducing allocations on a combined basis, to the limits of this Section 16.5.

16.6	Non-Reversion

The Plan is created for the exclusive benefit of Participants and their Beneficiaries. Except as provided in subparagraphs (a) and (b) below, at no time prior to the satisfaction of all liabilities under the Plan with respect to Participants and their Beneficiaries shall any contribution to the Plan by an Employer or any assets of the Trust Fund ever revert to or be used by such Employer.

(a)	In the case of a contribution that is made by an Employer by a mistake of fact, such Employer may direct the return to it of such contribution within one year after the payment of the contribution.

(b)	Contributions by an Employer are conditioned upon qualification of the Plan under Section 401(a) and 401(k) of the Code and the deductibility of each such contribution under Section 404 of the Code, and an Employer may direct the return to it of any contribution (to the extent disallowed) within one year after the disallowance.

16.7	Voting Rights

The Trustee will deliver or cause to be delivered to each Participant, or in the event of his death, to his Beneficiary, all notices, financial statements, proxies and proxy soliciting material received by the Trustee relating to the Employer Securities attributable to his interest in the Employer Stock fund. Such Participant or Beneficiary will have the right to direct the exercise of all voting rights with respect to such Employer Securities and such voting rights will be exercised by the Trustee to the extent directed by such Participant or Beneficiary. Any Employer Securities for which voting direction is not received from a Participant or Beneficiary shall be voted by the Trustee in the same manner as the majority of Employer Securities for which voting directions are received from Participants and Beneficiaries as to the matter to be voted on.

16.8	Incapacity

If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to his legal representative or to a relative or other person for his benefit, or to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this Paragraph shall be a complete discharge of any liability to make such payment.

16.9	Effectuation of Interest

In the event it should become impossible for the Company or the Committee to perform any act required by the Plan, the Company or the Committee may perform such other act as it in good faith determines will most nearly carry out the intent and purpose of the Plan.

16.10	Headings

The headings of Articles and Paragraphs of this Plan are for convenience of reference only, and in case of any conflict between any such headings and the text of the Plan, the text shall govern.

16.11	Copy of Plan

An executed copy of the Plan shall be available for inspection by any Employee or other persons entitled to benefits under the Plan at reasonable times at the office of the Employer.

16.12	Governing Law

The Plan and all matters arising thereunder shall be construed and governed ERISA, the Code and to the extent applicable and except as provided otherwise herein, by the laws of the State of Colorado.

ARTICLE 17 – TOP-HEAVY PROVISIONS

17.1	Applicability of Section

The following additional provisions shall apply to Participants as of the first day of any Plan Year after December 31, 1983 in which the Plan is determined to be a Top Heavy Plan. Where they are in conflict with the remaining provisions of the Plan, these provisions shall control.

17.2	Definitions

(a)	“Compensation” for purposes of this Article 17 means annual compensation within the meaning of Code Section 415(c)(3).

(b)	“Key Employee” means any Employee or former Employee under this Plan who, at any time during the Plan Year containing the Determination Date, is or was one of the following:

(1)	An officer of the direct Employer of the Employee or former Employee having an annual compensation from the Company and any Affiliated Companies greater than $170,000 (as adjusted under Section 416(i)(l) of the Code). Whether an individual is an officer shall be determined by the Committee on the basis of all the facts and circumstances, such as an individual’s authority, duties and term of office, and not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of:

(A)	50 Employees or

(B)	The greater of three Employees or ten percent of the Employees.

For purposes of this subparagraph (1), the highest-paid officers shall be selected.

For purposes of determining the numbers of officers taken into account, Employees described in Code Section 414(q)(8) shall be excluded.

(2)	Any person who owns (or considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Company or Affiliated Companies or stock possessing more than five percent of the combined total voting power of all stock of the Employer.

(3)	A one percent owner of the Company or Affiliated Companies having an annual Compensation from the Company and Affiliated Companies of more than $150,000, and who owns (or is considered as owning within the meaning of Code Section 318) more than one percent of the outstanding stock of the Company or Affiliated Company or stock possessing more than one percent of the combined total voting power of all stock of the Employer.

(c)	“Non-Key Employee” means an Employee (and any Beneficiary of an Employee) who is not a Key Employee.

(d)	“Required Aggregation Group” means all qualified Plans (regardless of whether a Plan has terminated) maintained by the Company or an Affiliated Company in which a Key Employee participates and each other Plan of the Company that enables such Plan to meet nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirement of Code Section 410.

(e)	“Permissive Aggregation Group” means the Required Aggregation Group plus any other qualified Plans (regardless of whether a Plan has terminated) maintained by the Company or Affiliated Company, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code Section 410. The Committee shall determine which Plans to take into account in determining the Permissive Aggregation Group.

(f)	“Determination Date” means the last day of the Plan’s immediately preceding Plan Year (or in the case of the first Plan Year of the Plan, the last day of the Plan Year).

(g)	“Top-Heavy Plan” means this Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan for Participants (including former Participants) who are Key Employees exceeds 60% of accounts under the Plan for all Participants. If this Plan is a member of a Required Aggregation Group, Top-Heavy Plan means this Plan only if the aggregation group is a Top-Heavy Group for such Plan Year (as defined in subparagraph (g)(2) below).

(1)	For purposes of (2) below, the aggregate account under a defined contribution Plan shall be the sum of (a) the account balance determined as of the most recent valuation date that is within the 12-month period ending on the Determination Date, and (b) the adjustment for contributions due as of the Determination Date, and as described in the regulations under Code Section 416.

(2)	“Top-Heavy Group” means the aggregation group if, as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit Plans included in the aggregation group plus the aggregate of the accounts of Key Employees under all defined contribution Plans included in the aggregation group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all such defined benefit Plans plus the aggregate accounts for all Employees, excluding former Key Employees, under such defined contribution Plans. If the aggregation group that is a Top-Heavy Group is a Required Aggregation Group, each Plan in the group will be top-heavy. If the aggregation group that is a Top-Heavy Group is a Permissive Aggregation Group, only those Plans that are part of the Required Aggregation Group will be treated as top-heavy. If the aggregation group is not a Top-Heavy Group, no Plan within such group will be top-heavy.

(3)	In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) shall make the following adjustments in connection therewith:

(A)	When more than one Plan is aggregated, the Committee shall determine separately for each Plan as of each Plan’s Determination Date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each Plan as of the Determination Dates for such Plans that fall within the same calendar year.

(B)	In determining the present value of the cumulative accrued benefits or the value of the account of any Employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such Employee as set forth in this Paragraph 17.2(g)(3)(B), unless reflected in the value of the accrued benefit or account balances as of the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(C)	Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

(i)	If the rollover contribution (or similar transfer) is initiated by the Employee and made to or from a Plan maintained by another employer, the Plan providing the distribution shall include such distribution in the present value or such account; the Plan accepting the distribution shall not include such distribution in the present value or such account unless the Plan accepted it before December 31, 1983.

(ii)	If the rollover contribution (or similar transfer) is not initiated by the Employee or made from a Plan maintained by another employer, the Plan accepting the distribution shall include such distribution in the present value or such account, whether the Plan accepted the distribution before or after December 31, 1983; the Plan making the distribution shall not include the distribution in the present value or such account.

(D)	Further, in making such determination, in any case where an individual is a Non-Key Employee, with respect to an applicable Plan, but was a Key Employee with respect to such Plan for any prior Plan Year, any accrued benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan years, this provision shall apply following the end of such period of time.

(E)	Further, in making such determination, in any case where an individual has not performed services for any Employer maintaining the Plan at any time in the five-year period ending on the Determination date, any accrued benefit and any account of such Employee shall be altogether disregarded.

17.3	Vesting Schedule

For any Plan Year in which the Plan is Top-Heavy, the vesting for each Participant shall be determined for a Participant in accordance with the schedule provided in Paragraph 8.1.

17.4	Minimum Contribution

For any Plan Year in which the Plan is Top-Heavy, the Company contribution from the required aggregation of defined contribution plans (as defined in Paragraph 17.2) made for each non-Key Employee shall be at least 3% (or at least 5% if required by Code Section 416 because of the Participant’s participation in an Employer’s defined benefit plan) of each non-Key Employee’s Compensation for such Year.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers thereunto duly authorized, as of the 30 day of January 2014.

AGRIUM U.S. INC.

By:

Title:	SVP of HR

APPENDIX A

PARTICIPATING COMPANIES

A. 1	Participating Companies

The following companies shall be Participating Companies:

(a)	Agrium U.S. Inc.

APPENDIX B

GRANDFATHERED PROVISIONS PERTAINING TO MERGED PLANS

B.1	Nu-West Industries, Inc. Employee Retirement Savings Plan

(a)	Definitions

(1)	“Nu-West Plan” shall mean the Nu-West Industries, Inc. Employee Retirement Savings Plan.

(2)	“Former Nu-West Participant” shall mean a Participant in the Nu-West Plan who became a Participant in this Plan on February 1, 1998 as a result of the merger of the Nu-West Plan into this Plan.

(3)	“Prior Account Balance” shall mean the balance, if any, of a Former Nu-West Participant’s accounts, in the Nu-West Plan as of January 31, 1998 that was transferred to the Plan on February 1, 1998. The Prior Account Balance shall exclude any portion of a Former Nu-West Participant’s accounts that is attributable to his Prior Rollover Contribution Account Balance as of January 31, 1998.

(4)	“Prior Rollover Contribution Account Balance” shall mean the balance, if any, of the portion of a Former Nu-West Participant’s accounts attributable to eligible rollover distributions as defined in Section 402(c)(4) or Section 408(d)(3) of the Code or rollover contributions as defined in Section 408(d)(3) of the Code, in the Nu-West Plan as of January 31, 1998 that was transferred to the Plan on February 1, 1998.

(b)	Vesting: All Prior Account Balances and Prior Rollover Account Balances shall be fully vested at all times.

(c)	In- Service Withdrawals

(1)	Notwithstanding any provisions in Paragraph 10.1 to the contrary, a Former Nu-West Participant who has attained age 59-1/2 shall be entitled to withdraw all or a portion of his Prior Account Balance. The minimum amount of such withdrawal is $1,000 or, if lower, his Prior Account Balance. A Former Nu-West Participant who has not attained age 59-1/2 shall be permitted to make a Hardship Withdrawal in accordance with the provisions of Paragraph 10.3 of the Plan.

(2)	Notwithstanding any provisions in Paragraph 10.1 to the contrary, a Former Nu-West Participant shall be entitled to withdraw all or a portion of his Prior Rollover Contribution Account Balance. The minimum amount of such withdrawal is $1,000 or, if lower, his Prior Rollover Contribution Account Balance.

(3)	A Former Nu-West Participant may make no more than two in-service withdrawals in any Plan Year.

B.2	Viridian Fertilizers, Inc. 401(k) Plan

(a)	Definitions

(1)	“Viridian Plan” shall mean the Viridian Fertilizers, Inc. 401(k) Plan.

(2)	“Former Viridian Participant” shall mean a Participant in the Viridian Plan who became a Participant in the Agrium 401(k) Retirement Savings Plan on December 1, 1998 as a result of the merger of the Viridian Plan into this Plan.

(3)	“Prior Account Balance” shall mean the balance, if any, of a Former Viridian Participant’s accounts in the Viridian Plan as of November 30, 1998 that was transferred to the Plan on December 1, 1998.

(b)	Effective Dates: The provisions relating to the Nu-West Plan shall be effective as of February 1, 1998. The provisions relating to the Viridian Plan shall be effective as of December 1, 1998.

B.3	Royster-Clark, Inc. Employee Savings and Investment Plan and Trust

(a)	Definitions

(1)	“Royster-Clark Plan” shall mean the Royster-Clark, Inc. Employee Savings and Investment Plan and Trust.

(2)	“Former Royster-Clark Participant” shall mean a Participant in the Royster-Clark Plan who became a Participant in the Agrium 401(k) Retirement Savings Plan on January 1, 2007 as a result of the transfer of accounts from the Royster-CIark Plan to this Plan.

(3)	“Prior Account Balance” shall mean the balance, if any, of a Former Royster-Clark Participant’s accounts in the Royster-Clark Plan that was transferred to the Plan, including the pre-tax account, matching account, profit sharing account, prior pension account, rollover account, QNEC Account and voluntary after-tax contribution account.

(b)	Vesting: All Prior Account Balances shall be fully vested at all times.

(c)	In-Service Withdrawals: A Former Royster-Clark Participant who has attained age 59-1/2 shall be entitled to withdraw all or a portion of his or her Prior Account Balance in accordance with the provisions of Paragraph 10.6 of the Plan. A Former Royster-Clark Participant who has not attained age 59-1/2 shall be permitted to make a Hardship Withdrawal from his Prior Account Balance in accordance with the provisions of Paragraph 10.3 of the Plan.

(d)	Elimination of Installment and Annuity Distribution Options: The installment distribution option of the Royster-Clark Plan is eliminated with respect to the Prior Account balance of Former Royster-Clark Participants for distributions with starting dates beginning after December 31, 2006. The Joint and Survivor Annuity distribution option that applied to Prior Pension Accounts in the Royster-Clark Plan is eliminated for distributions from such accounts with starting dates beginning after December 31, 2006.